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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                OCTOBER 24, 2002



                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)




         MASSACHUSETTS                    0-14680               06-1047163
(State or other jurisdiction of  (Commission file number)     (IRS employer
 incorporation or organization)                           identification number)


               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (617) 252-7500


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ITEM 5.  OTHER EVENTS.

       As reported on our current report on Form 8-K dated and effective June
1, 2001 (filed June 6, 2001), we completed the acquisition of Wyntek Diagnostics, Inc. through the purchase of all the issued and outstanding capital stock of Wyntek pursuant to a Stock Purchase Agreement, dated as of April 30, 2001, among Wyntek, all of the shareholders of Wyntek, and a representative and alternative representatives of the shareholders of Wyntek.

         As reported on our current report on Form 8-K dated and effective June 30, 2001 (filed July 12, 2001), we completed the acquisition of Focal, Inc. The acquisition was structured as a merger of one of our wholly-owned subsidiaries with and into Focal pursuant to an Agreement and Plan of Merger dated as of April 25, 2001 among Genzyme, Sammy Merger Corp. and Focal.

         As reported on our current report on Form 8-K dated and effective September 26, 2001 (filed October 9, 2001), we completed the acquisition of Novazyme Pharmaceuticals, Inc. The acquisition was structured as a merger of one of our wholly-owned subsidiaries with and into Novazyme pursuant to an Agreement and Plan of Merger dated as of August 6, 2002 among Genzyme, Rodeo Merger Corp. and Novazyme.

         In July 2001, we transferred our 50% interest in ATIII LLC, our joint venture with GTC Biotherapeutics, Inc. (formerly Genzyme Transgenics Corporation), which we refer to as GTC, for the development and commercialization of ATIII to GTC. In exchange for our interest in the joint venture, we will receive a royalty on worldwide net sales (excluding Asia) of any of GTC's products based on ATIII beginning three years after the first commercial sale of each such product up to a cumulative maximum amount of $30.0 million. We will allocate any royalty amounts that we receive to Genzyme General. Prior to the transfer, we consolidated the results of ATIII LLC because we had control of ATIII LLC through our combined, direct and indirect ownership interest in the joint venture.

         This current report on Form 8-K is being filed to include the unaudited pro forma combined financial information set forth in Exhibit 99.1 hereto which describes the pro forma effect of our acquisitions of Wyntek, Focal and Novazyme and the disposition of our 50% ownership interest in ATIII LLC on the statements of operations for the year ended December 31, 2001 of Genzyme Corporation, Genzyme General, the division to which we allocated the assets, liabilities and operations of Wyntek and Novazyme and the disposition of ATIII LLC, and Genzyme Biosurgery, the division to which we allocated the assets, liabilities and operations of Focal.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    Exhibits:

       99.1 Unaudited pro forma combined financial information which describes the pro forma effect of our acquisitions of Wyntek, Focal and Novazyme and the disposition of our 50% ownership interest in ATIII LLC on the statements of operations for the year ended December 31, 2001 of Genzyme Corporation, Genzyme General, the division to which we allocated the assets, liabilities and operations of Wyntek and Novazyme and the disposition of ATIII LLC, and Genzyme Biosurgery, the division to which we allocated the assets, liabilities and operations of Focal.

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                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         GENZYME CORPORATION



Dated: October 24, 2002                  By: /s/ MICHAEL S. WYZGA
                                            ------------------------------------
                                            Michael S. Wyzga
                                            Senior Vice President, Finance;
                                            Chief Financial Officer; and
                                            Chief Accounting Officer




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                                  EXHIBIT INDEX

EXHIBIT
  NO.       DESCRIPTION
-------     -----------

  99.1 Unaudited pro forma combined financial information which describes the pro forma effect of our acquisitions of Wyntek, Focal and Novazyme and the disposition of our 50% ownership interest in ATIII LLC on the statements of operations for the year ended December 31, 2001 of Genzyme Corporation, Genzyme General, the division to which we allocated the assets, liabilities and operations of Wyntek and Novazyme and the disposition of ATIII LLC, and Genzyme Biosurgery, the division to which we allocated the assets, liabilities and operations of Focal.